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                                                                     EXHIBIT 8.1


            [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]


                                        November 12, 1996

MFS Communications Company, Inc.
11808 Miracle Hills Drive
Omaha, Nebraska 68154

Gentlemen:

        We have acted as counsel to MFS Communications Company, Inc., a Delaware corporation ("MFS"), in connection with the proposed merger (the "Merger") of HIJ Corp. ("Sub"), a Delaware corporation and wholly owned subsidiary of WorldCom, Inc., a Georgia corporation ("WorldCom"), with and into MFS, pursuant to the Agreement and Plan of Merger, dated as of August 25, 1996, by and among MFS, WorldCom and Sub (the "Merger Agreement"). The delivery by Skadden, Arps, Slate, Meagher & Flom LLP on the Effective Date of an opinion, in substantially the form hereof, is a condition to the obligations of MFS, WorldCom and Sub pursuant to Section 6.1.8 of the Merger Agreement.

        In rendering our opinion, we have examined the Merger Agreement, the Joint Proxy/Prospectus which is included in the Registration Statement on Form S-4 (333-__________) (the "Registration Statement") filed on November 12, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and such other documents as we deemed relevant for purposes of this opinion.

        In rendering our opinion, we have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Effective Date. We have also assumed that the Registration Statement reflects all the material facts relating to the Merger, MFS, WorldCom and Sub. Our opiinion is expressly conditioned on, among other things, the assumption that on or
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prior to the Effective Date we will be provided with officers' certificates executed by executives of MFS and WorldCom, in form and substance satisfactory to us, setting forth representations and covenants as to certain matters relating to MFS, WorldCom and Sub and the Merger (the "Tax Certificates"). In addition, our opinion is expressly conditioned on, among other things, the accuracy as of the date hereof, and the continuing accuracy, of all of such facts, information, covenants, statements and representations through and as of the Effective Date. Any material changes in the facts referred to, set forth or assumed herein, in the Registration Statement or in the Tax Certificates may affect the conclusions stated herein.

        We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed that the Merger will qualify as a statutory merger under the laws of the State of Delaware.

        In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder by the Treasury Department (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant. It should be noted that such laws, Code, Regualtions, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the authorities upon which our opinion is based could affect our conclusions herein.

        Based solely upon and subject to the foregoing, we are of the opinion that under current law for federal income tax purposes the Merger will constitute a reorganization within the meaning of section 368(a) of the Code.

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        Except as expressly set forth above, we express no other opinion. This opinion is for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose except that we consent to the filing of this opinion as Exhibit 8.1 of the Registration Statement and the reference to Skadden, Arps, Slate, Meagher & Flom in the section of the Registration Statement entitled "The Merger-- Certain Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                Very truly yours,

                                /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP